UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2021

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2021, in connection with the T-H Acquisition (defined below), OneWater Marine Inc., a Delaware corporation (the “Company”), One Water Marine Holdings, LLC, a Delaware limited liability company (“One Water LLC”), One Water Assets & Operations, LLC, a Delaware limited liability company (“Opco”), and certain of the Company’s other subsidiaries, as guarantors entered into an Incremental Amendment No. 2 (the “Second Amendment”) to the Credit Agreement, dated as of July 22, 2020 (the “Credit Agreement”), as amended as of February 2, 2021, by and among the Company, One Water LLC, Opco, and certain of the Company’s other subsidiaries, as guarantors, with Truist as administrative agent, collateral agent, swingline lender and issuing bank, SunTrust Robinson Humphrey, Inc. and Synovus Bank as joint lead arrangers and joint bookrunners, Synovus Bank as documentation agent, and the lenders from time to time party thereto.

The Second Amendment amends the Credit Agreement to, among other things, provide for an incremental term loan (the “Incremental Term Loan”) to Opco in an aggregate principal amount equal to $200 million, which will be added to, and constitute a part of, the existing $110.0 million term loan. The Incremental Term Loan will increase the existing term loan and will be on the same terms (including interest rates, but excluding upfront fees, original issue discount and other similar amounts) applicable to the existing term loan under the Credit Agreement and the other loan documents. The proceeds of the Incremental Term Loan will be used to finance the T-H Acquisition (defined below).

The maturity date for the Incremental Term Loan is the earlier of (i) July 22, 2025 or (ii) the date on which the principal amount of all outstanding term loans have been declared or automatically have become due and payable pursuant to the terms of the Credit Agreement. The Second Amendment further provides for a $20,000,000 increase in the existing revolving commitment (the “Incremental Revolving Increase”), which will be added to, and constitute a part of, the existing $30,000,000 revolving commitment. The Incremental Revolving Increase will increase the existing revolving commitment and will constitute a single class of revolving commitments with the existing revolving commitment. The Incremental Revolving Increase will be secured by identical collateral and guaranties on identical terms as the existing revolving commitment.

The maturity date for the Incremental Revolving Increase is the earlier of (i) July 22, 2025 and (ii) the date on which the Revolving Commitments (as defined in the Credit Agreement) are terminated pursuant to the terms of the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed on October 21, 2021, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with THMS Holdings, LLC, a Delaware limited liability company (“Seller”), THMS Inc., a Delaware corporation (“THMS Corp.”), and T-H Marine Supplies, LLC, a Delaware limited liability company (“T-H Marine,” and collectively with THMS Corp, the “Target Companies”), pursuant to which the Company agreed to acquire all the outstanding equity interests of the Target Companies (the “T-H Acquisition”).

On November 30, 2021, the Company completed the T-H Acquisition pursuant to the terms of the Purchase Agreement. The aggregate consideration for the purchase included approximately $179.7 million in cash consideration and 133,531 shares of Class A common stock, par value $0.01 per share, of the Company, with a value of approximately $6.4 million. The aggregate consideration is subject to customary post-closing adjustments.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 21, 2021 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Incremental Term Loan is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this Current Report on Form 8-K relating to the T-H Acquisition is incorporated herein by reference.

Shares of the Company’s common stock were issued pursuant to the T-H Acquisition were issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, as sales by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On December 2, 2021, the Company issued a press release announcing the closing of the T-H Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 2, 2021, the Company issued a press release announcing the closing of the Norfolk Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in the press releases attached as Exhibits 99.1 and 99.2 and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial statements associated with the T-H Acquisition are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date on which this Form 8-K report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information associated with the T-H Marine Acquisition are not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date on which this Form 8-K report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1¥
Equity Purchase Agreement, by and among THMS Holdings, LLC, THMS, Inc., T-H Marine Supplies, LLC, and One Water Assets & Operations, LLC, dated as of October 20, 2021 (incorporated by reference to that Current Report on Form 8-K, dated October 21, 2021).

10.1¥	Incremental Amendment No. 2, dated as of November 30, 2021 by and among One Water Assets & Operations, LLC, One Water Marine Holdings, LLC, OneWater Marine Inc., each of the other Guarantors from time to time party thereto, the Lenders party thereto and Truist Bank, as Administrative Agent.*

99.1	Press Release issued by OneWater Marine Inc., dated December 2, 2021.**

99.2	Press Release issued by OneWater Marine Inc., dated December 2, 2021.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

¥     Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

*          Filed herewith.

**          Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Financial Officer
Dated: December 2, 2021